EXHIBIT 10.19

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (“Second Amendment”) is made and entered into this 10th day of March, 2008 between CAM Mining LLC (“Employer”) and Chad Hunt (“Employee”).

RECITALS:

A.            Employer and Employee entered into an Employment Agreement dated September 1, 2006, as amended by a First Amendment to Employment Agreement dated October 31, 2006 (collectively, the “Original Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Original Agreement.

B.            The parties now desire to amend the Original Agreement to extend the Employment Term and revise Paragraph 2.

Now, Therefore, in consideration of the foregoing, Employer and Employee hereby agree as follows:

1.             The date “August 31, 2008” in Paragraph 1 of the Original Agreement, titled “Terms and Duties,” is changed to “August 31, 2010.”  The remaining portion of Paragraph 1 of the Original Agreement shall remain unchanged.

2.             The first five sentences of Paragraph 2 of the Original Agreement, titled “Compensation,” (i.e. the language beginning with “For Employees services hereunder during the Employment Term…” and ending with “shall not be reduced below $86,220.00 per year.”) is hereby deleted in its entirety and replaced with the following language:

1

For Employee’s services hereunder during the Employment Term, Employee shall pay to Employee a salary at the rate of $130,000 per year, payable periodically in accordance with Employer’s usual executive payroll payment procedures; Employee’ salary shall be reviewed annually.  Employee shall be eligible for an annual discretionary  bonus of up to 40% of Employee’s base salary, which bonus shall be determined by Employer in its sole discretion.  Such bonus shall be determined and paid within 120 days of the end of each calendar year of the Employment Term.  The remaining portion of Paragraph 2 of the Original Agreement shall remain unchanged.

3.             The references to “Employer’s Chairman” in Paragraphs 11 and 12 of the Original Agreement are hereby deleted and replaced with “Employer’s Chief Executive Officer or President.”

4.             Except as specifically stated herein, the Original Agreement, shall remain in full force and effect and is hereby ratified and affirmed.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Employment Agreement as of the date first above written.

CAM MINING LLC
“Employer”

/s/ David G. Zatezalo
By: David G. Zatezalo, President

/s/ Chad Hunt
Chad Hunt
“Employee”